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                                              Contacts:
                                              Steven E. Brady, President and CEO
                                              Donald F. Morgenweck, CFO
                                             (609) 399-0012


PRESS RELEASE

              OCEAN SHORE HOLDING CO. REPORTS 1ST QUARTER EARNINGS

      Ocean City, New Jersey - April 25, 2007 - Ocean Shore Holding Co. (NASDAQ:
OSHC) today announced net income of $501,000 or $.06 per basic and diluted share for the quarter ended March 31, 2007, as compared to $703,000 or $.08 per basic and diluted share for the first quarter of 2006.

      Ocean Shore Holding Co. (the "Company") is the holding company for Ocean City Home Bank (the "Bank"), a federal savings bank headquartered in Ocean City, New Jersey. The Bank operates a total of eight full-service banking offices in eastern New Jersey.

      "While we are pleased to report continued growth of the loan portfolio funded primarily with core deposits, the current interest rate environment has narrowed the available spreads resulting in lower net interest income," said Steven E. Brady, President and CEO. "Although our earnings have been impacted by this challenging environment, we continue to make progress in growing the Bank and building our franchise."

TOTAL ASSETS AND DEPOSITS GROW

      Total assets grew $12.2 million, or 2.2%, to $574.5 million at March 31, 2007 from December 31, 2006. Loans receivable, net, grew $5.7 million, or 1.3%, to $439.0 million on steady loan activity, while investment and mortgage-backed securities remained unchanged at $68 million. Growth in real estate mortgage loans of $9.3 million and commercial loans of $400,000 was offset by a decline in consumer loans of $1.4 million and construction loans of $2.6 million.

      Deposits grew $11.5 million, or 2.8%, to $428.5 million at March 31, 2007 from December 31, 2006. The Company continued its focus on core deposits, which increased $10.3 million, or 3.8%, to $277.2 million. Certificates of deposit increased $1.2 million, or 0.8%, to $151.3 million at March 31, 2007 compared to year-end 2006. Total borrowings remained virtually unchanged at $76.8 million at quarter-end.

ASSET QUALITY REMAINS EXCELLENT

      The Company's asset quality continues to be excellent. Non-performing assets totaled only $373,000 at March 31, 2007. The Company experienced no charge-off activity for the first quarter of 2007, compared to $7,000 in the same period last year. The allowance for loan losses was 0.48% of total loans at March 31, 2007 compared to 0.47% at December 31, 2006 and 0.44% of total loans at March 31, 2006.

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NET INTEREST INCOME DECREASES OVER PRIOR PERIODS

      Net interest income decreased $200,000, or 4.2%, to $3.6 million for the first quarter of 2007 compared to $3.8 million in the first quarter of 2006. Net interest margin decreased 8 basis points in the quarter ended March 2007 to 2.79% versus 2.87% for the quarter ended December 2006 and 19 basis points from 2.98% for the quarter ended March 2006. The growth in interest income was the result of an increase in average interest-earning assets of $12.2 million and an increase of 31 basis points in the average yield to 5.92%. These increases were offset by an increase in average interest bearing liabilities of $12.1 million and an increase of 56 basis points in the average cost to 3.53%.

OTHER EXPENSES INCREASE

      Other expenses increased $200,000, or 6.4%, to $3.3 million for the first quarter of 2007 compared to $3.1 million for the first quarter of 2006. Costs associated with the November 2006 opening of a new branch represent $104,000 of the increase while the remaining $96,000 increase in 2007 occurred through the normal course of operation over the comparable period in 2006.


      This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

      The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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

SELECTED FINANCIAL CONDITION DATA

                                             MARCH 31,         DECEMBER 31,
                                               2007               2006           % CHANGE
                                        ------------------- ----------------- ----------------
                                                 (DOLLARS IN THOUSANDS)
Total assets.......................        $ 574,481           $562,261             2.2%
Cash and cash equivalents..........           37,639             33,357            12.8
Investment securities..............           26,155             23,760            10.1
Mortgage-backed securities ........           42,343             44,371            (4.6)
Loans receivable, net..............          439,017            433,342             1.3
Deposits...........................          428,503            417,024             2.8
FHLB advances......................           54,000             54,000             0.0
Subordinated debt..................           15,464             15,464             0.0
Other borrowings...................            7,320              7,090             3.2
Stockholder's equity...............           62,735             62,551             0.3



SELECTED OPERATING DATA
                                                THREE MONTHS ENDED
                                                     MARCH 31,
                                            ---------------------------
                                                2007          2006       % CHANGE
                                            ------------- ------------- ------------
                                            (IN THOUSANDS, EXCEPT PER
                                             SHARE AND SHARE AMOUNTS)
Interest and dividend income.........          $ 7,729       $ 7,151         8.1%
Interest expense.....................            4,094         3,355        22.0
     Net interest income.............            3,635         3,796        (4.2)

Provision for loan losses............               75            75         0.0

Net interest income after
   provision for loan losses.........            3,560         3,721        (4.3)

Other income.........................              598           555         7.8
Other expense........................            3,332         3,130         6.4

Income before taxes..................              826         1,145       (27.9)
Provision for income taxes...........              325           442       (26.6)

     Net income......................          $   501         $ 703       (28.7)

Earnings per share basic.............          $  0.06        $ 0.08       (25.0)
Earnings per share diluted...........          $  0.06        $ 0.08       (25.0)

Average shares outstanding basic.....        8,168,162     8,296,606
Average shares outstanding diluted...        8,288,100     8,467,906



                                                 THREE MONTHS ENDED               THREE MONTHS ENDED
                                                   MARCH 31, 2007                   MARCH 31, 2006
                                           -------------------------------  -------------------------------
                                              AVERAGE        YIELD/COST        AVERAGE        YIELD/COST
                                              BALANCE                          BALANCE
                                           ----------------------------------------------------------------
                                                               (DOLLARS IN THOUSANDS)
Loans                                        $435,904          5.97%          $414,104          5.82%
Investment securities                          69,303          5.80%            89,604          4.73%
Other interest-earning assets                  16,690          5.22%             5,985          4.39%
Interest-bearing deposits                     387,240          3.19%          387,233           2.56%
Total borrowings                               76,867          5.21%            64,776          5.43%

Interest rate spread                                           2.40%                            2.64%
Net interest margin                                            2.79%                            2.98%



ASSET QUALITY DATA

                                                             THREE MONTHS         YEAR ENDED
                                                                 ENDED            DECEMBER 31,
                                                            MARCH 31, 2007           2006
                                                         --------------------------------------
                                                                  (DOLLARS IN THOUSANDS)
Allowance for Loan Losses:
Allowance at beginning of period.....................        $ 2,050                $ 1,753
Provision for loan losses............................             75                    300
Recoveries...........................................              2                      6
Charge-offs..........................................              0                      9
                                                         ------------           ------------
Net charge-offs......................................             (2)                     3
                                                         ------------           ------------
Allowance at end of period...........................        $ 2,127                $ 2,050
Allowance for loan losses as a percent of total
 loans...............................................           0.48%                  0.47%
Allowance for loan losses as a percent of
 nonperforming loans.................................          570.5%                 385.5%



                                                             THREE MONTHS         YEAR ENDED
                                                                 ENDED            DECEMBER 31,
                                                            MARCH 31, 2007           2006
                                                         --------------------------------------
                                                                  (DOLLARS IN THOUSANDS)
Nonperforming Assets:
Nonaccrual loans:
 Mortgage loans......................................        $ 137                  $  416
 Commercial business loans...........................            0                       0
 Consumer loans......................................          236                     116
                                                         ------------           ------------
   Total.............................................          373                     532

Real estate owned....................................            0                       0
Other nonperforming assets...........................            0                       0
                                                         ------------           ------------

Total nonperforming assets...........................        $ 373                  $  532
Nonperforming loans as a percent of
  total loans........................................         0.08%                   0.12%
Nonperforming assets as a percent of
  total assets.......................................         0.06%                   0.09%


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


SELECTED FINANCIAL RATIOS

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                          ----------------------------
                                                              2007          2006
                                                          ------------- --------------
SELECTED PERFORMANCE RATIOS:
Return on average assets (1)........................         0.36%          0.51%
Return on average equity (1)........................         3.18%          4.59%
Interest rate spread (1)............................         2.40%          2.64%
Net interest margin (1).............................         2.79%          2.98%
Efficiency ratio....................................        78.71%         71.95%


(1) Annualized.